Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Belite Bio, Inc

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be paid	Equity	Ordinary shares, par value US$0.0001 per share (1)		(3)(4)
Fees to be paid	Equity	Preferred shares, par value US$0.0001 per share		(3)(4)
Fees to be paid	Other	Warrants		(3)(4)
Fees to be paid	Other	Overallotment Purchase Rights		(3)(4)
Fees to be paid	Other	Subscription Rights		(3)(4)
Fees to be paid	Other	Units		(3)(4)
Fees to be paid	Debt	Capital Notes		(3)(4)
Fees to be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(3)(4)		$300,000,000	.00011020	$33,060.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$300,000,000		$33,060.00

	Total Fees Previously Paid							-

	Total Fee Offsets							$33,060.00(2)

	Net Fee Due							$0(2)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Belite Bio, Inc	F-3	333-271549	May 1, 2023		$33,060.00	(5)	(5)	(5)	$300,000,000
Fee Offset Sources	Belite Bio, Inc	F-3	333-271549		May 1, 2023						$33,060.00

(1)	These ordinary shares will be represented by American Depositary Shares, or ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-264395).

(2)	The registrant previously filed a Registration Statement on Form F-3 with the SEC on May 1, 2023 (File No. 333-271549), which was declared effective on May 9, 2023 (the “Prior Registration Statement”), that registered an aggregate of $300,000,000 of an indeterminate number of securities to be offered by the registrant from time to time. All of the $300,000,000 of securities registered on the Prior Registration Statement, for which the registrant paid a filing fee of $33,060.00 in connection therewith, remain unsold, leaving all of the $33,060.00 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the registrant is using $33,060.00 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fee is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

(3)	Includes such indeterminate amount of ordinary shares as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a share dividend, share split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, share split or similar transaction.

(4)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the registrant will not exceed $300,000,000.

(5)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $33,060.00, which represents the portion of the registration fee previously paid with respect to $300,000,000 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been terminated.